Exhibit 10.3

FIRST AMENDMENT TO

AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

FIRST AMENDMENT, dated as of January 27, 2004 (this “Amendment”), to the AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT, dated as of September 27, 2002 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among FEDEX CORPORATION, the LENDERS party thereto, JPMORGAN CHASE BANK, as Administrative Agent, CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Syndication Agents, and BANK ONE, NA, COMMERZBANK A.G., BANK OF TOKYO-MITSUBISHI TRUST COMPANY and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Borrower has requested that the Lenders agree, and the Lenders have agreed, to extend credit to the Borrower subject to the terms and conditions contained therein;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in the manner specified herein; and

WHEREAS, the Lenders are willing to amend the Credit Agreement in the manner and subject to the conditions specified herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             Amendments to Section 1.01 of the Credit Agreement (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Acquisition” means any acquisition by any means, in one transaction or a series of related transactions, by the Borrower or any of its Subsidiaries of (a) the Capital Stock of any Person so long as, after giving effect to such acquisition, such Person becomes a Subsidiary of the Borrower, (b) all or substantially all of the assets of any other Person or (c) all or substantially all of the assets constituting a business unit or business of any other Person.

“Capital Markets Transaction” means the issuance or sale by the Borrower or any of its Subsidiaries in a registered public offering, Rule 144A/Regulation S transaction or private placement of Capital Stock (including equity-linked securities) or notes, debentures, instruments or other debt securities with a maturity in excess of one year, in each case to the extent any such issuance or sale or series of related issuances or sales results in Net Cash Proceeds to the Borrower and its Subsidiaries of at least $25,000,000; provided that, any such issuance or sale of Capital Stock of the Borrower pursuant to any equity compensation plans or arrangements shall not constitute a “Capital Markets Transaction.”

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Existing Guarantee Agreements” means, collectively, the Five-Year Guarantee Agreement, the Letter of Credit Guarantee Agreement and the New Guarantee Agreement.

“First Amendment” means the First Amendment, dated as of January 27, 2004, to this Agreement, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, as administrative agent.

“Letter of Credit Agreement” means the Amended and Restated Letter of Credit Agreement, dated as of November 15, 2002, among the Borrower, the banks party thereto and SunTrust Bank, as administrative agent, as amended, supplemented or otherwise modified from time to time.

“Letter of Credit Guarantee Agreement” means that certain Guaranty of the obligations under the Letter of Credit Agreement, dated as of November 15, 2002, as amended, supplemented or otherwise modified from time to time.

“Net Cash Proceeds” means, in connection with any Capital Markets Transaction, the actual cash proceeds received from the related issuance or sale, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Credit Agreement” means the Credit Agreement, dated as of February 11, 2004, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, as amended, supplemented or otherwise modified from time to time.

“New Guarantee Agreement” means that certain Guaranty of the obligations under the New Credit Agreement dated as of February 11, 2004, as amended, supplemented or otherwise modified from time to time.

3.             Amendment to Section 3.06 of the Credit Agreement (Litigation and Environmental Matters).  Section 3.06(c) of the Credit Agreement is hereby amended by inserting the words “as of the date hereof” immediately following the words “the Borrower and its Significant Subsidiaries have no material contingent obligations” in such Section.

4.             Amendment to Section 3.07 of the Credit Agreement (Subsidiaries).  Section 3.07 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

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SECTION 3.07.  Subsidiaries.  Schedule 3.07 hereto contains an accurate list of all of the Significant Subsidiaries of the Borrower as of the date hereof, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock of such Significant Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

5.             Amendment to Section 4.02 of the Credit Agreement (Each Credit Event).  Section 4.02(a) of the Credit Agreement is hereby amended by amending and restating such Section to read in its entirety as follows:

(a)  The representations and warranties of the Borrower (which are set forth in Article III of this Agreement) shall be true and correct on and as of the date of such Borrowing (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

6.             Amendment to Section 5.12 of the Credit Agreement (Guarantee Agreement).  Section 5.12(b) of the Credit Agreement is hereby amended by inserting the words “after giving effect to any Acquisitions” immediately following the words “of the Borrower and the consolidated Subsidiaries for such immediately preceding fiscal year” in such Section.

7.             Amendment to Section 6 of the Credit Agreement (Negative Covenants).  Section 6 of the Credit Agreement is hereby amended by adding at the end of such Section the following new Section 6.10:

SECTION 6.10.      Guarantee Agreement Confirmation.  The Borrower shall deliver to the Administrative Agent a confirmation of the Guarantee Agreement with respect to the First Amendment in form and substance reasonably satisfactory to the Administrative Agent, executed by each Guarantor, on or prior to February 27, 2004.

8.             Amendment to Section 6.02 of the Credit Agreement (Restricted Investments).  Clause (z) of Section 6.02(i) is hereby amended by amending and restating such clause to read in its entirety as follows:

(z)  the aggregate amount of the net cash proceeds (other than any Net Cash Proceeds of any Capital Markets Transaction used to replace the New Credit Agreement) received by the Borrower during the Computation Period from the sale of its stock and Indebtedness of the Borrower convertible into stock of the Borrower (but only to the extent that any such Indebtedness has been converted into shares of such stock during such period), and

9.             Amendment to Section 6.05 of the Credit Agreement (Loans, Advances and Investments).  Section 6.05 of the Credit Agreement is hereby amended by adding the following new clause (f) in the appropriate order (and by redesignating the existing clause (f) as clause (g)):

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(f)  Acquisitions, provided that no Default or Event of Default shall have occurred or be continuing or would result therefrom; and

10.           Amendment to Section 6.06 of the Credit Agreement (Contingent Liabilities).  Section 6.06(a) of the Credit Agreement is hereby amended by amending and restating such Section to read in its entirety as follows:

(a)  the Guarantee Agreement and the Existing Guarantee Agreements;

11.           Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Borrower and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.  The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

12.           Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders that:

(a)  Reaffirmation.  As of the Amendment Effective Date and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date);

(b)  No Default.  As of the Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

(c)  Consent of Guarantors.  No consent is required from any Guarantor under the Guarantee Agreement in connection with the amendment of the Credit Agreement as contemplated by this Amendment.

13.           Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Amendment and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent as separately agreed by the Administrative Agent and the Borrower.

14.           Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

15.           Severability; Headings.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the

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extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

16.           Continuing Effect of Other Documents.  This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent.  Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

17.           Waiver and Release.  The Lenders hereby agree that the Borrower shall have the right, by giving written notice to the Administrative Agent, to cause Federal Express International (France) SNC (the “French Subsidiary”) to be released as a Guarantor under the Guarantee Agreement (the “Release”), at which point the French Subsidiary shall automatically be released from all of its obligations under the Guarantee Agreement; provided that (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such Release and (ii) such Release will not affect the obligations of the Borrower pursuant to Section 5.12(b) of the Credit Agreement.

18.          GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Balance of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FEDEX CORPORATION, as Borrower

By:	/s/ Burnetta B. Williams
Name:	Burnetta B. Williams
Title:	Staff Vice President and Assistant Treasurer

JPMORGAN CHASE BANK, as
Administrative Agent and as a Lender

By:	/s/ Matthew H. Massie
Name:	Matthew H. Massie
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Sharon Burks Horos
Name:	Sharon Burks Horos
Title:	Vice President

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/ Christian Giordano
	Name:	Christian Giordano
	Title:	Vice President

BANK ONE, NA

By:	/s/ Christopher C. Cavaiani
	Name:	Christopher C. Cavaiani
	Title:	Director

CITICORP USA, INC.

By:	/s/ Gaylord Holmes
	Name:	Gaylord Holmes
	Title:	Vice President

COMMERBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Harry P. Yergey
	Name:	Harry P. Yergey
	Title:	Senior Vice President and Manager

COMMERBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Subash R. Viswanathan
	Name:	Subash R. Viswanathan
	Title:	Senior Vice President

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

By:	/s/ Karl Studer
	Name:	Karl Studer
	Title:	Director

By:	/s/ Andreas M. Rupp
	Name:	Andreas M. Rupp
	Title:	Assistant Vice President

DVB BANK AG

By:	/s/ Marc Cho
	Name:	Marc Cho
	Title:	Vice President

By:	/s/ Christian Wulf
Name:		Christian Wulf
Title:		Vice President

FIFTH THIRD BANK

By:	/s/ David J. Hicks
Name:	David J. Hicks
Title:	Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ James H. Moore, Jr.
	Name:	James H. Moore, Jr.
	Title:	Senior Vice President

HSBC BANK USA

By:	/s/ Bryan R. DeBroka,
	Name:	Bryan R. DeBroka, #13351
	Title:	Vice President

KBC BANK, N.V., New York Branch

By:	/s/ Jean-Pierre Diels
	Name:	Jean-Pierre Diels
	Title:	First Vice President

By:	/s/ Eric Raskin
	Name:	Eric Raskin
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Francis W. Lutz, Jr.
	Name:	Francis W. Lutz, Jr.
	Title:	Vice President

KFW BANKENGRUPPE

By:	/s/ Carmen Berger
	Name:	Carmen Berger
	Title:	Vice President

By:	/s/ Markus Zechannig
	Name:	Markus Zechannig
	Title:	Senior Project Manager

MELLON BANK, N.A.

By:	/s/ Mark F. Johnston
	Name:	Mark F. Johnston
	Title:	First Vice President

MERRILL LYNCH BANK USA

By:	/s/ Louis Alder
	Name:	Louis Alder
	Title:	Director

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Vice President

REGIONS BANK

By:	/s/ Phillip L. May
	Name:	Phillip L. May
	Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Peter Knight
	Name:	Peter Knight
	Title:	Joint General Manager

SUNTRUST BANK

By:	/s/ Bryan W. Ford
	Name:	Bryan W. Ford
	Title:	Director

THE BANK OF NEW YORK

By:	/s/ David T. Sunderwirth
	Name:	David T. Sunderwirth
	Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

THE NORTHERN TRUST COMPANY

By:	/s/ Ashish S. Bhagwat
	Name:	Ashish S. Bhagwat
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Apps
Name:	David Apps
Title:	Senior Vice President

UNION PLANTERS BANK, N.A.

By:	/s/ James R. Gummel
	Name:	James R. Gummel
	Title:	Senior Vice President

WACHOVIA BANK, N.A.

By:	/s/ Douglas T. Davis
	Name:	Douglas T. Davis
	Title:	Director